UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2020

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock par value $0.001	KWBT	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors; Appointment of Directors.

On March 4, 2020, Yvonne Wang submitted her resignation as Chief Executive Officer, with immediate effect, however, will retainer position as a director of Kiwa Bio-Tech Products Group Corp.

On March 4, 2020, the Board of Directors appointed Mr. Wade Li as Chief Executive Officer of the Company with immediate effect. Mr. Li’s biography is as follows:

Wade Li (59)

Mr. Wade Li was one of the founders of Kiwa Bio-Tech Products Group Corporation in 1999. Previously, he was employed by the People’s Insurance Company of China. In 1989, he established Xinhua International Market Development Co., Ltd. and served as its President, investing in a variety of growth industries companies of high-tech, pharmaceutical, medical, real estate and related enterprises. He has extensive experience in corporate operation. Over the past two decades, Mr. Li has focused on China’s ecological agriculture industry, and accumulated significant experience in the field. He has also gained high recognition in the market and related government departments in microbial fertilizer, as well as the planning and promotion of green safe agricultural products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2020

Kiwa Bio-Tech Products Group Corporation

/s/ Wade Li
By:	Wade Li
Title:	Chief Executive Officer